Exhibit 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated June 14, 2001, on the combined financial statements of PMH Health Services Network and Affiliate as of June 30, 2000 and 1999 and for the years then ended, and to all references to our Firm included in or made a part of this Registration Statement (Form S-1, Amendment No. 2) and related prospectus.



                                                        /s/ Arthur Andersen LLP

Phoenix, Arizona
January 8, 2002